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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

ACI Worldwide Inc.                                                Nebraska
   Applied Communications Services, Inc.                          Nebraska
   Applied Communications (Singapore) Ltd.                        Nebraska
   ACI (India) Inc.                                               Nebraska
   Applied Communications (Bahrain) Inc.                          Nebraska
   ACI (Malaysia) Inc.                                            Nebraska
   JBA, Inc.                                                      Nebraska
   ACI (Brasil) L.L.C.                                            Nebraska
     ACI Worldwide (Brasil) Ltda.                                 Brazil
   ACI Worldwide (Canada) Inc.                                    Canada
   ACI Worldwide (Mexico) S.A. de C.V.                            Mexico
   ACI (Hong Kong) Limited                                        Hong Kong
   ACI Worldwide (Pacific) Pty Ltd.                               Australia
   ACI Worldwide (Asia) Pte. Ltd.                                 Singapore
   ACI Applied Communications (Netherlands) B.V.                  Netherlands
   Applied Communications (New Zealand) Limited                   New Zealand
   ACI Worldwide de Argentina S.A.                                Argentina
   ACI Worldwide Korea Yuhan Hoesa                                Korea
   Insession Technologies, Inc.                                   Delaware
   Insession Technologies (US), Inc.                              Delaware
   Hybrid Technologies, Inc.                                      Nebraska
     Insession, Inc.                                              Delaware
       Insession (US), Inc.                                       Delaware
         Insession Labs, Pty.                                     Australia
   Insession Technologies B.V.                                    Netherlands
ACI Worldwide (Japan) K.K.                                        Japan
Applied Communications Inc. U.K. Holding Limited                  United Kingdom
   Applied Communications Inc. (CIS) Limited                      United Kingdom
   ACI Worldwide (EMEA) Limited                                   United Kingdom
     ACI Worldwide (Norway) A.S.                                  Norway
     ACI Worldwide (South Africa) (Pty) Ltd.                      South Africa
     ACI Worldwide (Italia) S.R.L.                                Italy
     Applied Communications Worldwide (Nordic) AB                 Sweden
     ACI Worldwide Iberica, S.L.                                  Spain
     ACI Soluciones, S.L. (51% ownership)                         Spain
   ACI Communications Holding GmbH                                Germany
     Applied Communications Verwaltungs GmbH                      Germany
       ACI Worldwide (Germany) GmbH & Co. KG                      Germany
   Applied Communications Worldwide (UK) Ltd.                     United Kingdom
     SCIL (USA) Inc.                                              New York
   ACI Worldwide B.V.                                             Netherlands
Crystal Clear Technology, Inc.                                    Nebraska
Coyote Software, Inc.                                             Nebraska
ACI Worldwide (Florida) Inc.                                      Florida
IntraNet, Inc.                                                    Massachusetts
SDM International, Inc.                                           North Carolina
Seedstock Two, Inc.                                               Delaware
WorkPoint Systems, Inc.                                           Delaware
TSA One, Inc.                                                     Delaware
TSA Two, Inc.                                                     Delaware
   TSA Three, Inc.                                                Delaware
     Transaction Systems Architects Nova Scotia Company           Canada
       TSA Exchangeco Limited                                     Canada
         TSA Subco Company                                        Canada
         MessagingDirect Ltd.                                     Canada
           MessagingDirect (US) Inc.                              Delaware
           MessagingDirect AP (Pty) Ltd.                          Australia
           MessagingDirect (U.K.) Limited                         United Kingdom
              Messaging Incorporated                              Delaware